Calculation of Filing Fee Tables
S-3
Uber Technologies, Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	3.750% Senior Notes due 2029	457(r)	873,900,000		$ 873,366,921.00	0.0001381	$ 120,611.97
Fees to be Paid	2	Debt	4.125% Senior Notes due 2032	457(r)	1,165,200,000		$ 1,162,228,740.00	0.0001381	$ 160,503.79
Fees to be Paid	3	Debt	4.375% Senior Notes due 2034	457(r)	1,165,200,000		$ 1,161,960,744.00	0.0001381	$ 160,466.78
Fees to be Paid	4	Debt	4.750% Senior Notes due 2038	457(r)	1,165,200,000		$ 1,163,522,112.00	0.0001381	$ 160,682.40
Fees to be Paid	5	Debt	5.250% Senior Notes due 2046	457(r)	873,900,000		$ 869,862,582.00	0.0001381	$ 120,128.02
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,230,941,099.00		$ 722,392.96
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 722,392.96
Offering Note
[1]	(1a) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (File No.333-293483) filed with the Securities and Exchange Commission on February 13, 2026 (the "Registration Statement"). This "Calculation of Filing Fee" table shall be deemed to update the table filed as Exhibit 107 in accordance with Item 16 of the Registration Statement. The prospectus is a final prospectus for the related offering. (1b) The amount registered, maximum aggregate offering price and registration fee have been calculated by converting the amount registered from Euros to U.S. Dollars based upon the Euro to U.S. Dollar exchange rate as of 4:00 p.m. (London time) on September 9, 2026 reported by the European Central Bank of 1 Euro to $1.1652.

[2]	See Offering Note 1

[3]	See Offering Note 1

[4]	See Offering Note 1

[5]	See Offering Note 1

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $5,230,941,099.00. The prospectus is a final prospectus for the related offering.